Exhibit 99.1

LETTER OF TRANSMITTAL

AON PLC

OFFER TO EXCHANGE

$255,946,000 AGGREGATE PRINCIPAL AMOUNT OF

AON PLC’s 4.250% SENIOR NOTES DUE 2042 (GUARANTEED BY AON CORPORATION)

( CUSIP NOS. 00185A AA2, G0408V AA0 and G0408V AB8)

FOR

$255,946,000 AGGREGATE PRINCIPAL AMOUNT OF

AON PLC’s 4.250% SENIOR NOTES DUE 2042 (GUARANTEED BY AON CORPORATION)

(CUSIP NO. 00185A AB0)

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

PURSUANT TO THE PROSPECTUS, DATED                   , 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2013, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Delivery To: The Bank of New York Mellon Trust Company, N.A.

By Mail, by Hand and Overnight Courier:

The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations — Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, New York 13059

Attn:

By Facsimile (for eligible institutions only) 732-667-9408	Confirmation Call

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges that he or she has received the prospectus, dated                       , 2013 (the “prospectus”), of Aon plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and this letter of transmittal, which together constitute the Company’s offer to exchange (the “exchange offer”) up to an aggregate principal amount of $255,946,000 of the Company’s issued and outstanding 4.250% Notes Due 2042 (the “original notes”) for a like principal amount of the Company’s 4.250% Notes Due 2042 (the “exchange notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Aon Corporation will unconditionally guarantee the due and punctual payment of the principal, interest and other amounts due on the exchange notes when the same shall become due and payable.  Terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the prospectus.

For each original note accepted for exchange, the holder of such original note will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes or, if no interest has been paid on the original notes, from December 12, 2012, the issue date of the original notes. Accordingly, holders of exchange notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the original notes or, if no interest has been paid on the original notes, from December 12, 2012. Original notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment in respect of accrued interest on such original notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer.

This letter of transmittal is to be completed by a holder of original notes either if certificates are to be forwarded herewith or if a tender of original notes is to be made by book-entry transfer to the account maintained by The Bank of New York Mellon Trust Company, N.A. (the “exchange agent”) at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in “The Exchange Offer—Book-Entry Transfer” section of the prospectus and an Agent’s Message is not delivered. Tenders by book-entry transfer may also be made by delivering an Agent’s Message in lieu of this Letter. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the exchange agent and forming a part of the confirmation of the book-entry tender of original notes into the exchange agent’s account at the Book-Entry Transfer Facility (a “Book-Entry Confirmation”), which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by this letter of transmittal and that the Company may enforce this letter of transmittal against such participant.

Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the exchange agent.

The undersigned has completed the appropriate boxes below and signed this letter of transmittal to indicate the action the undersigned desires to take with respect to the exchange offer.

List below the original notes to which this letter of transmittal relates. If the space provided below is inadequate, the certificate numbers and principal amount of original notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF ORIGINAL NOTES	1	2	3
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount of Original Note(s)	Principal Amount Tendered**

*	Need not be completed if original notes are being tendered by book-entry transfer.
**

Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the original notes represented by the original notes indicated in column 2. See Instruction 2. Original notes tendered hereby must be in denominations of principal amount of $2,000 and any integral multiples of $1,000 in excess thereof. See Instruction 1.

☐                     CHECK HERE TO CONFIRM THAT THE UNDERSIGNED, OR THE BENEFICIAL OWNER ON BEHALF OF WHICH THE UNDERSIGNED IS ACTING, IF RESIDENT AND/OR LOCATED IN A RELEVANT MEMBER STATE, IS A QUALIFIED INVESTOR AND REPRESENTS, WARRANTS AND AGREES AS SET FORTH IN THE HOLDER REPRESENTATIONS (AS DEFINED BELOW) BEGINNING ON PAGE 5 OF THIS LETTER OF TRANSMITTAL.

☐                     CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:                                               Transaction Code Number:

By crediting the original notes to the exchange agent’s account at the Book-Entry Transfer Facility’s Automated Tender Offer Program (“ATOP”) and by complying with applicable ATOP procedures with respect to the exchange offer, including transmitting to the exchange agent a computer-generated Agent’s Message in which the holder of the original notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this letter of transmittal the participant in the Book-Entry Transfer Facility confirms on behalf of itself and the beneficial owner(s) of such original notes all provisions of this letter of transmittal (including all representations and warranties) applicable to it and such beneficial owner(s) as fully as if it had completed the information required herein and executed and transmitted this letter of transmittal to the exchange agent.

☐                     CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

The undersigned represents that at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the original notes or the exchange notes. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, it represents and acknowledges that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. In addition, such broker-dealer represents that it is not acting on behalf of any person who could not truthfully make the foregoing representations.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the exchange offer, the undersigned hereby tenders to the Company the aggregate principal amount of original notes indicated above. Subject to, and effective upon, the acceptance for exchange of the original notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such original notes as are being tendered hereby.

The undersigned hereby irrevocably constitutes and appoints the exchange agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered original notes, with full power of substitution, among other things, to cause the original notes to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the original notes, and to acquire exchange notes issuable upon the exchange of such tendered original notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned hereby further represents that the exchange notes will be acquired in the ordinary course of its business, that at the time of the exchange offer, it has no arrangement with any person to participate in the distribution of such exchange notes, that it is not an “affiliate” of the Company (as defined in Rule 405 under the Securities Act) or if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and that it is not acting on behalf of any person who could not truthfully make the foregoing representations and warranties.

The Securities and Exchange Commission (the “SEC”) has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of exchange notes received in exchange for an unsold allotment from the original sale of the original notes) with the prospectus. The prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the expiration date, the Company will make the prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. By accepting the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer acknowledges and agrees to notify the Company prior to using the prospectus in connection with the sale or transfer of exchange notes and that, upon receipt of notice from the Company of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus in order to make the statements therein (in light of the circumstances under which they were made) not misleading, such broker-dealer will suspend use of the prospectus until (i) the Company has amended or supplemented the prospectus to correct such misstatement or omission and (ii) either the Company has furnished copies of the amended or supplemented prospectus to such broker-dealer or, if the Company has not otherwise agreed to furnish such copies and declines to do so after such broker-dealer so requests, such broker-dealer has obtained a copy of such amended or supplemented prospectus as filed with the SEC. Except as described above, the prospectus may not be used for or in connection with an offer to resell, a resale or any other retransfer of exchange notes. A broker-dealer that acquired original notes in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the exchange offer.

The undersigned acknowledges that this exchange offer is being made upon the belief that, based on interpretations by the staff of the SEC as set forth in a series of no-action letters issued to third parties, the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for resale, resold and otherwise transferred by holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, the SEC has not considered the exchange offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer as in other circumstances. The undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of exchange notes and has no arrangement or understanding to participate in a distribution of exchange notes. If any holder of the original notes is an “affiliate” of the Company (as defined in Rule 405 under the Securities Act) or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, such holder (i) could not rely on the applicable interpretations of the staff of the SEC, (ii) will not be able to tender its original notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, it represents and acknowledges that it will deliver a prospectus (or to the extent permitted by law, make available to purchasers) in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the original notes tendered hereby. All authority conferred or agreed to be conferred in this letter of transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer—Withdrawal Rights” section of the prospectus.

The undersigned, by submitting this letter of transmittal, or agreeing to the terms of this letter of transmittal pursuant to an agent’s message, will be deemed to represent, warrant and agree as follows (the “holder representations”):

1.                                      it has received and reviewed the prospectus;

2.                                      it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the original notes tendered hereby, and it has full power and authority to execute this letter of transmittal;

3.                                      the original notes being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Company will acquire good, indefeasible and unencumbered title to those original notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, if and when the Company accepts the same;

4.                                      it will not sell, pledge, hypothecate or otherwise encumber or transfer any original notes tendered hereby from the date of this letter of transmittal, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

5.                                      if it is a person resident in a Relevant Member State, it is a “qualified investor” for the purposes of Article 2(1)(e) of the Prospectus Directive;

6.                                      it is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is a person falling within the definition of investment professionals (as defined in Article 19(5) of the Order) or a person within Article 43 or Article 49(2)(a) to (d) of the Order, or a person to whom the prospectus and any other documents or materials relating to the exchange offer may otherwise lawfully be communicated in accordance with the Order;

7.                                      it is not resident and/or located in Belgium or, if located and/or resident in Belgium, it is acting for its own account and it is a qualified investor (investisseur qualifié/gekwalificeerde belegger) within the meaning of Article 10, §1 of the Belgian Law of 16 June 2006 on the public offering of securities and the admission of securities to trading on a regulated market (as amended from time to time);

8.                                      it is not resident and/or located in France or, if it is resident and/or located in France, it is (a) a qualified investor (investisseur qualifié) other than an individual and/or (b) a legal entity whose total assets exceed €5 million, or whose annual turnover exceeds €5 million, or whose managed assets exceed €5 million or whose annual headcount exceeds 50, acting for its own account (all as defined in, and in accordance with, Articles L.341-2, L.411-2, D.341-1 and D.411-1 to D.411-3 of the French Code monétaire et financier);

9.                                      it is otherwise a person to whom it is lawful to make available the prospectus or to make the exchange offer in accordance with applicable laws (including the transfer restrictions set out in this prospectus);

10.                               the execution and delivery of this letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this prospectus;

11.                               the submission of this letter of transmittal to the exchange agent shall, subject to a holder’s ability to withdraw its tender as described in the prospectus and subject to the terms and conditions of the exchange offer, constitute the irrevocable appointment of the exchange agent as its attorney and agent and an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the original notes tendered in favor of the Company or any other person or persons as the Company may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of original notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in the Company or its nominees such original notes;

12.                               the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, this letter of transmittal, which shall be read and construed accordingly;

13.                               it represents and warrants that such holder (a) has a net long position in the original notes being tendered within the meaning of Rule 14e-4 under the Exchange Act and (b) the tender of such original notes complies with Rule 14e-4;

14.                               it acknowledges that the Trustee will not be required to accept for registration of transfer any exchange notes acquired by it, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with;

15.                               it (or the account for which it is acting) (i) is able to fend for itself in the transactions contemplated by the prospectus, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the exchange notes, (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment and (iv) may be required to bear the financial risks of this investment for an indefinite period of time;

16.                               if the original notes are assets of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code, (iii) a “governmental plan” as defined in Section 3(32) of ERISA or any other plan that is subject to a law substantially similar to Title I of ERISA or Section 4975 of the Code or (iv) an entity deemed to hold plan assets of any of the foregoing, the exchange of the original notes and the acquisition, holding and disposition of the exchange notes will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law, and it will notify the Company and the Trustee immediately if, at any time, it is no longer able to make the representations contained herein;

17.                               it acknowledges that (a) none of the Company, the exchange agent or any person acting on behalf of any of the foregoing has made any statement, representation, or warranty, express or implied, to it with respect to the Company or the offer or exchange of any exchange notes, other than the information the Company has included in the prospectus (as amended or supplemented to the expiration date), and (b) any information it desires concerning the Company and the exchange notes or any other matter relevant to its decision to exchange its original notes for exchange notes (including a copy of the prospectus) is or has been made available to it;

18.                               it understands that the Company, the exchange agent and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and agreements made by it by its submission of this letter of transmittal, or its agreement to the terms of this letter of transmittal pursuant to an agent’s message, are, at any time prior to the consummation of the exchange offer, no longer accurate, it shall promptly notify the Company.  If it is acquiring the exchange notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

19.                               in evaluating the exchange offer and in making its decision whether to participate therein by submitting this letter of transmittal (or agreeing to the terms of this letter of transmittal pursuant to an agent’s message) and tendering its original notes, it has made its own independent appraisal of the matters referred to in this prospectus and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to it by the Company or the exchange agent other than those contained in this prospectus (as amended or supplemented to the expiration date); and

In addition, each subsequent holder of exchange notes will be deemed to represent and warrant that if its acquisition of the exchange notes is funded with the assets of (i) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a “plan” as defined in Section 4975 of the Code, (iii) a “governmental plan” as defined in Section 3(32) of ERISA or any other plan that is subject to a law substantially similar to Title I of ERISA or Section 4975 of the Code or (iv) an entity deemed to hold plan assets of any of the foregoing, the transfer, acquisition, holding and disposition of the exchange notes to it by the prior holder will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.  Such subsequent holder of exchange notes will notify the Company and the Trustee immediately if, at any time, it is no longer able to make the representations contained herein.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please deliver the exchange notes (and, if applicable, substitute certificates representing original notes for any original notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of original notes, please credit the account indicated above maintained at the Book-Entry Transfer Facility. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the exchange notes (and, if applicable, substitute certificates representing original notes for any original notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Original Notes.”

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF ORIGINAL NOTES” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL WILL BE DEEMED TO HAVE TENDERED THE ORIGINAL NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for original notes not exchanged and/or exchange notes are to be issued in the name of and sent to someone other than the person(s) whose signature(s) appear(s) on this letter of transmittal above, or if original notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue exchange notes and/or original notes to:

Name(s):
(Please Type or Print)

(Please Type or Print)

Address:

(Zip Code)

☐                                    Credit unexchanged original notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

(Book-Entry Transfer Facility Account Number, if applicable)

SPECIAL DELIVERY  INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for original notes not exchanged and/or exchange notes are to be sent to someone other than the person(s) whose signature(s) appear(s) on this letter of transmittal above or to such person(s) at an address other than shown in the box entitled “Description of Original Notes” on this letter of transmittal above.

Mail exchange notes and/or original notes to:

Name(s):
(Please Type or Print)

(Please Type or Print)

Address:

(Zip Code)

IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE HEREOF OR AN AGENT’S MESSAGE IN LIEU THEREOF (TOGETHER WITH THE CERTIFICATES FOR ORIGINAL NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated:	, 2013

X		, 2013

X		, 2013
(Signature(s) of Owner)	(Date)

Area Code and Telephone Number:

If a holder is tendering any original notes, this letter of transmittal must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the original notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):
(Please Type or Print)

Capacity:

Address:
(Including Zip Code)

SIGNATURE GUARANTEE

(If required by Instruction 3)

Signature(s) Guaranteed by an Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)

Dated:	, 2013

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO

EXCHANGE

$255,946,000 AGGREGATE PRINCIPAL AMOUNT OF

AON PLC’s 4.250% SENIOR NOTES DUE 2042 (GUARANTEED BY AON CORPORATION)
(CUSIP NOS. 00185A AA2, G0408V AA0 and G0408V AB8)

FOR

$255,946,000 AGGREGATE PRINCIPAL AMOUNT OF

AON PLC’s 4.250% SENIOR NOTES DUE 2042 (GUARANTEED BY AON CORPORATION)
(CUSIP NO. 00185A AB0)

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

PURSUANT TO THE PROSPECTUS, DATED                     , 2013

1. Delivery of this Letter of Transmittal and Original Notes.

This letter of transmittal is to be completed by holders of original notes either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in “The Exchange Offer—Book-Entry Transfer” section of the prospectus and an Agent’s Message is not delivered. Tenders by book-entry transfer may also be made by delivering an Agent’s Message in lieu of this letter of transmittal. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility to and received by the exchange agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the letter of transmittal and that the Company may enforce the letter of transmittal against such participant.  Certificates for all physically tendered original notes, or Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed letter of transmittal (or manually signed facsimile hereof or Agent’s Message in lieu thereof) and any other documents required by this letter of transmittal, must be received by the exchange agent at the address set forth herein on or prior to the expiration date.  Original notes tendered hereby must be in denominations of principal amount of $2,000 and any integral multiples of $1,000 in excess thereof.

The method of delivery of this letter of transmittal, the original notes and all other required documents is at the election and risk of the tendering holders, but the delivery will be deemed made only when actually received or confirmed by the exchange agent. If original notes are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. The Company reserves the right to reject any particular original note not properly tendered, or any acceptance that might, in the Company’s judgment or its counsel’s judgment, be unlawful. The Company also reserves the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular original note prior to the expiration date. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time prior to the expiration date.

See “The Exchange Offer” section of the prospectus.

2. Partial Tenders (not applicable to holders who tender by book-entry transfer).

If less than all of the original notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of original notes to be tendered in the box above entitled “Description of Original Notes—Principal Amount Tendered.” A reissued certificate representing the balance of nontendered original notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this letter of transmittal, promptly after the expiration date. All of the original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

3. Signatures on this Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.

If this letter of transmittal is signed by the registered holder of the original notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

If any tendered original notes are owned of record by two or more joint owners, all of such owners must sign this letter of transmittal.

If any tendered original notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this letter of transmittal as there are different registrations of certificates.

When this letter of transmittal is signed by the registered holder or holders of the original notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the exchange notes are to be issued, or any untendered original notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) must be guaranteed by an Eligible Institution.

If this letter of transmittal is signed by a person other than the registered holder or holders of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the certificate(s) and signatures on such certificate(s) must be guaranteed by an Eligible Institution.

If this letter of transmittal or any certificates or bond powers are signed by a person acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

Endorsements on certificates for original notes or signatures on bond powers required by this Instruction 3 must be guaranteed by a firm that is a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”).

Signatures on this letter of transmittal need not be guaranteed by an Eligible Institution, provided the original notes are tendered: (i) by a registered holder of original notes (which term, for purposes of the exchange offer, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such original notes) who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this letter of transmittal or (ii) for the account of an Eligible Institution.

4. Special Issuance and Delivery Instructions.

Tendering holders of original notes should indicate in the applicable box(es) the name and address to which exchange notes issued pursuant to the exchange offer and/or substitute certificates evidencing original notes not exchanged are to be issued or sent, if different from the name or address of the person signing this letter of transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. Holders tendering original notes by book-entry transfer may request that original notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate hereon. If no such instructions are given, such original notes not exchanged will be returned to the name and address of the person signing this letter of transmittal.

5. Transfer Taxes.

The Company will pay all transfer taxes, if any, applicable to the transfer of original notes to it or its order pursuant to the exchange offer. If, however, exchange notes and/or substitute original notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the original notes tendered hereby, or if tendered original notes are registered in the name of any person other than the person signing this letter of transmittal or if a transfer tax is imposed for any reason other than the transfer of original notes to the Company or its order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the original notes specified in this letter of transmittal.

6. Waiver of Conditions.

Because the Company may amend or modify the exchange offer, and such amendment or modification may be deemed to be a waiver of a condition, it has the right to waive satisfaction of conditions enumerated in the prospectus. Accordingly, the Company has effectively retained the ability to waive the conditions to consummation of the exchange offer.

7. No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of original notes, by execution of this letter of transmittal shall waive any right to receive notice of the acceptance of their original notes for exchange.

Neither the Company, the exchange agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of original notes nor shall any of them incur any liability for failure to give any such notice.

8. Mutilated, Lost, Stolen or Destroyed Original Notes.

Any holder whose original notes have been mutilated, lost, stolen or destroyed should contact the exchange agent at the address indicated above for further instructions.

9. Withdrawal Rights.

Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender of original notes to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth above prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must (i) specify the name of the person having tendered the original notes to be withdrawn (the “Depositor”), (ii) identify the original notes to be withdrawn (including certificate number or numbers and the principal amount of such original notes), (iii) contain a statement that such holder is withdrawing his election to have such original notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the original notes register the transfer of such original notes in the name of the person withdrawing the tender and (v) specify the name in which such original notes are registered, if different from that of the Depositor. If original notes have been tendered pursuant to the procedure for book-entry transfer set forth in “The Exchange Offer—Book-Entry Transfer” section of the prospectus, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn original notes and otherwise comply with the procedures of such Book-Entry Transfer Facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer, and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of original notes tendered by book-entry transfer into the exchange agent’s account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures set forth in “The Exchange Offer—Book-Entry Transfer” section of the prospectus, such original notes will be credited to an account maintained with the Book-Entry Transfer Facility for the original notes) promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following the procedures described above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

10. Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering original notes, as well as requests for additional copies of the prospectus and this letter of transmittal and requests for other related documents may be directed to the exchange agent, at the address and telephone number set forth herein.